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                                                             EXHIBIT 99.2

                                NEWS RELEASE

                        ENERGY SERVICE COMPANY, INC.

__________________________________________________________________________



Contact:     Richard A. LeBlanc
             (214) 922-1500



            ENERGY SERVICE COMPANY, INC. APPROVES NAME CHANGE TO
                      ENSCO INTERNATIONAL INCORPORATED


         Dallas,  Texas,  May  23,  1995....Energy  Service  Company,  Inc.
("ENSCO") announced that its stockholders approved a change in the name of the Company to ENSCO International Incorporated at the Company's Annual Meeting held today in Dallas, Texas. Other items acted upon at the Annual Meeting included the reelection of three Directors for three year terms and the approval of the appointment of Price Waterhouse LLP as independent public accountants for the year ending December 31, 1995.

         The change of the Company's name was enacted as part of an amendment of the Company's Certificate of Incorporation and will be effective on Wednesday, May 24, 1995. Also, as part of this amendment, which was approved by stockholders at the Annual Meeting, the Company eliminated the class of Convertible Common Stock that was authorized in connection with the Penrod acquisition and was outstanding for a short time in 1993.

         Carl Thorne, ENSCO's Chairman and Chief Executive Officer, said, "As a major international offshore contractor, it is important that the Company's name is recognized throughout the marketplace. The name change capitalizes on the broad recognition of the ENSCO name in the industry and reflects the Company's commitment to strengthening our position in the market and enhancing value for our stockholders."

         The Company's stock  symbol, ESV,  will remain the same  following
the  name change.    ENSCO's common  stock  trades  on the  American  Stock
Exchange.

         ENSCO, headquartered in Dallas, Texas, is engaged in providing contract drilling and related logistical and technical services to the international petroleum industry.